UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2005

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	1-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard , 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

As previously reported, on January 26, 2005, the Superior Court of California (the "Court") dismissed all causes of action in relation to the June 4, 2004 lawsuit brought by the State of California Insurance Commissioner (the "Commissioner") on behalf of Fremont Indemnity Company ("Fremont Indemnity") against Fremont General Corporation (the "Company") without leave to amend, except for the 7th cause of action for the alleged concealment by the Company of a potential reinsurance dispute, which was dismissed by the Court with leave to amend.

On May 2, 2005, the Commissioner filed an amended complaint with regard to the 7th cause of action on behalf of Fremont Indemnity against the Company alleging concealment and misappropriation of certain Fremont Indemnity assets including the improper utilization by the Company of certain net operating losses (the "NOLs") allegedly belonging to Fremont Indemnity. The Court, in its January 26th ruling, found that the Company had properly utilized the NOLs in accordance with the Letter Agreement of July 2, 2002, among Fremont Indemnity, the Company and the Commissioner.

The Company continues to believe that this litigation is without merit and will vigorously defend against it.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

May 6, 2005	By:	Patrick E. Lamb

Name: Patrick E. Lamb
Title: Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Accounting Officer)